                                                                   Exhibit 10.32

                                                         [L&W DRAFT OF 1/14/97]
===============================================================================



















                                WARRANT AGREEMENT


                          Dated as of January __, 1997

                                 by and between

                       PEGASUS COMMUNICATIONS CORPORATION

                                       and

                           FIRST UNION NATIONAL BANK,

                                as Warrant Agent



















==============================================================================

                                WARRANT AGREEMENT

                              TABLE OF CONTENTS***

                                                                                                        Page
SECTION 1.   Appointment of Warrant Agent..............................................................  1

SECTION 2.   Issuance of Warrants......................................................................  1

SECTION 3.   Warrant Certificates......................................................................  1

SECTION 4.   Execution of Warrant Certificates.........................................................  2

SECTION 5.   Transfers of Warrants Prior to the Separation of Warrants and Notes;
             Separation of Warrants and Notes..........................................................  2

SECTION 6.   Registration and Countersignature.........................................................  3

SECTION 7.   Registration of Transfers and Exchanges...................................................  4
    (a)          Transfer and Exchange of Definitive Warrants..........................................  4
    (b)          Exchange or Transfer of a Definitive Warrant for a Beneficial Interest in
                 a Global Warrant......................................................................  4
    (c)          Transfer and Exchange of Global Warrants..............................................  4
    (d)          Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant........  4
    (e)          Restrictions on Transfer and Exchange of Global Warrants..............................  5
    (f)          Countersigning of Definitive Warrants in Absence of Depositary........................  5
    (g)          Cancellation of Global Warrant........................................................  5
    (h)          Obligations with Respect to Transfers and Exchanges of Warrants.......................  5

SECTION 8.   Terms of Warrants; Exercise of Warrants...................................................  5

SECTION 9.   Reports...................................................................................  7

SECTION 10.  Payment of Taxes..........................................................................  7

SECTION 11.  Mutilated or Missing Warrant Certificates.................................................  8

SECTION 12.  Reservation of Warrant Shares.............................................................  8

SECTION 13.  Obtaining Stock Exchange Listings.........................................................  9

--------
*** This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.



                                       (i)

SECTION 14.  Adjustment of Exercise Price and Number of Warrant Shares Issuable........................  9
    (a)      Adjustment for Change in Capital Stock....................................................  9
    (b)      Adjustment for Rights Issue............................................................... 10
    (c)      Adjustment for Other Distributions........................................................ 10
    (d)      Adjustment for Common Stock Issue......................................................... 11
    (e)      Adjustment for Convertible Securities Issue............................................... 12
    (f)      Adjustment for Certain Cash Dividends..................................................... 14
    (g)      Adjustment for Tender Offer............................................................... 15
    (h)      Current Market Price...................................................................... 16
    (i)      Consideration Received.................................................................... 16
    (j)      When De Minimis Adjustment May Be Deferred................................................ 16
    (k)      When No Adjustment Required............................................................... 17
    (l)      Notice of Adjustment...................................................................... 17
    (m)      Voluntary Reduction....................................................................... 17
    (n)      Notice of Certain Transactions............................................................ 17
    (o)      Reorganization of the Company............................................................. 18
    (p)      The Company Determination Final........................................................... 18
    (q)      Warrant Agent's Disclaimer................................................................ 19
    (r)      When Issuance or Payment May Be Deferred.................................................. 19
    (s)      Adjustment in Number of Shares............................................................ 19
    (t)      Form of Warrants.......................................................................... 19

SECTION 15.  No Dilution or Impairment................................................................. 20

SECTION 16.  Fractional Interests...................................................................... 20

SECTION 17.  Notices to Warrant Holders................................................................ 20

SECTION 18.  Merger, Consolidation or Change of Name of Warrant Agent.................................. 22

SECTION 19.  Warrant Agent............................................................................. 22

SECTION 20.  Registration Rights....................................................................... 24

SECTION 21.  Change of Warrant Agent................................................................... 26

SECTION 22.  Notices to the Company and Warrant Agent.................................................. 26

SECTION 23.  Supplements and Amendments................................................................ 27

SECTION 24.  Successors................................................................................ 27

SECTION 25.  Termination............................................................................... 27

SECTION 26.  Governing Law; Jurisdiction............................................................... 27


                                      (ii)

SECTION 27.  Benefits of this Agreement................................................................ 27

SECTION 28.  Counterparts.............................................................................. 27

SECTION 29.  Further Assurances........................................................................ 28

EXHIBIT A..............................................................................................  1

                                      (iii)

                  WARRANT AGREEMENT, dated as of January __, 1997, between Pegasus Communications Corporation, a Delaware corporation (the "Company"), and First Union National Bank, as warrant agent (the "Warrant Agent").

                  WHEREAS, the Company has entered into an underwriting agreement (the "Underwriting Agreement"), dated January __, 1997 with CIBC Wood Gundy Securities Corp., Lehman Brothers Inc. and BT Securities Corporation (the "Underwriters") in which the Company has agreed to sell to the Underwriters 100,000 units (the "Units") consisting of $100,000,000 principal amount of the Company's __% Series A Cumulative Exchangeable Preferred Stock (the "Preferred Stock") and 100,000 warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 193,600 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"). The Preferred Stock will be governed by the Company's Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof relating to the Preferred Stock (the "Certificate of Designation") and shall be exchangeable, in full but not in part, for the Company's ___% Series A Senior Subordinated Exchange Notes due 2007 (the "Exchange Notes"). The transfer agent for the Preferred Stock will be First Union National Bank (the "Transfer Agent") unless and until a successor is selected by the Company pursuant to the Certificate of Designation. The Exchange Notes, if and when issued, will be issued pursuant to an indenture (the "Exchange Note Indenture") between the Company and First Union National Bank, as trustee (the "Exchange Note Trustee"). Each Warrant entitles the holder of the Warrant upon exercise to receive from the Company, as adjusted as provided herein, 1.936 fully paid and nonassessable shares of Common Stock of the Company in exchange for the Exercise Price (as hereinafter defined), as provided herein;

                  WHEREAS, the Warrants and the Preferred Stock will be sold in units and shall not be separately transferable until the earlier to occur of (i) April 3, 1997 and (ii) in the event a Change of Control (as defined in the Certificate of Designation) occurs, the date the Company mails notice thereof to holders of the Preferred Stock or the Exchange Notes, as applicable (such earlier date referred to herein as the "Separation Date"); and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as hereinafter defined) and other matters as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 2. Issuance of Warrants. Warrants shall be originally issued in connection with the issuance of the Units and shall not be separately transferable from the Preferred Stock until on or after the Separation Date as provided in Section 5 hereof.

                  SECTION 3. Warrant Certificates. The Warrants will be issued in global form (the "Global Warrants"), substantially in the form of Exhibit A (including the text accompanying footnotes 1 and 2 thereto but excluding such footnotes), and in definitive form (the "Definitive Warrants"), substantially in the form of Exhibit A (not including footnotes 1 and 2 thereto or the text accompanying such footnotes). Each Definitive Warrant shall represent such of the outstanding Warrants as shall be specified therein and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the depositary with respect to the Global Warrants (the "Depositary") in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Warrant Agent. Upon request, a holder may receive from the Depositary and the Warrant Agent separate Definitive Warrants as set forth in
Section 7 below. Any certificates (the "Warrant Certificates") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

                  SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company shall be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  SECTION 5. Transfers of Warrants Prior to the Separation of Warrants and Notes; Separation of Warrants and Notes. Notwithstanding the provisions of Section 7 hereof, on or after the Separation Date, the registered holder of a Warrant Certificate containing a Warrant Legend (as hereinafter defined) may surrender such Warrant Certificate accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney to the Warrant Agent, at its corporate trust office in ________________________ (the "Warrant Agent Office") for the exchange of such Warrant containing a Warrant Legend, in whole or in part, for a new Warrant Certificate or Warrant Certificates not containing the first paragraph of the Warrant Legend (such surrender and exchange being referred to herein as a "Separation" and the related Warrants being referred to as "Separated").

                  Until the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any person unless simultaneously with such transfer, the Warrant Agent receives confirmation from the

Transfer Agent for the Preferred Stock or the Exchange Note Trustee, as applicable, that the holder thereof has requested a transfer to the same transferee of one Warrant (subject to adjustment under Section 14 hereof) for each $1,000 in aggregate liquidation preference of Preferred Stock or $1,000 aggregate principal amount of Exchange Notes, as applicable, so transferred. In connection with the foregoing, upon original issuance (if prior to the Separation Date) and, thereafter, until Separation, the Warrant Certificates will bear the following legend (the "Warrant Legend"):

                  THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE COMPANY'S __% SERIES A CUMULATIVE EXCHANGEABLE PREFERRED STOCK (THE "PREFERRED STOCK") ORIGINALLY SOLD AS A UNIT WITH SUCH WARRANTS UNTIL THE EARLIER TO OCCUR OF (I) APRIL 3, 1997 AND (II) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE CERTIFICATE OF DESIGNATION RELATING TO THE PREFERRED STOCK) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF (THE EARLIER OF SUCH DATES BEING HEREIN REFERRED TO AS THE "SEPARATION DATE").

                  THE CLASS A COMMON STOCK, PAR VALUE $0.01, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (ii) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  SECTION 6. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President or the Chief Financial Officer of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 7.  Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

         (i)      to register the transfer of the Definitive Warrants; or

         (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing. Upon any such registration of transfer, a new Definitive Warrant shall be issued to the transferee(s) and the surrendered Definitive Warrant shall be cancelled by the Warrant Agent. Cancelled Definitive Warrants shall thereafter be disposed of in a manner satisfactory to the Company.

                  (b) Exchange or Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may be exchanged for a beneficial interest in a Global Warrant upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants and Warrant Shares.

                  (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

                  (d) Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

         (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant then the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee a Definitive Warrant.

         (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 7(d) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 7), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Countersigning of Definitive Warrants in Absence of Depositary. If at any time:

         (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by two officers of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

                  (g) Cancellation of Global Warrant. At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, all Global Warrants shall be returned to or retained and cancelled by the Warrant Agent.

                  (h) Obligations with Respect to Transfers and Exchanges of Warrants.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 6 and this Section 7, Definitive Warrants and Global Warrants as required pursuant to the provisions of this
                  Section 7.

         (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

       (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

         (iv) No service charge shall be made to a holder for any registration, transfer or exchange.

                  SECTION 8. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised on or after the Separation

Date until 5:00 p.m., New York, New York time on ________, 2007 (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that no Warrant holder shall be entitled to exercise such holder's Warrants at any time unless, at the time of exercise, (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act. Each Warrant, when exercised, will entitle the holder thereof to purchase 1.936 fully paid and nonassessable shares of Common Stock at the Exercise Price. Any Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                  The Warrants may be exercised by surrendering to the Company the Warrant Certificates evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made (A) by tendering shares of Preferred Stock having an aggregate Liquidation Preference (as defined in the Certificate of Designation), plus, without duplication, accumulated and unpaid dividends, if any, at the time of tender equal to the Exercise Price, (B) by tendering Exchange Notes having an aggregate principal amount, plus accrued and unpaid interest, if any, at the time of tender equal to the Exercise Price, (C) by tendering Warrants having a fair market value equal to the Exercise Price, (D) in the form of cash or by certified or official bank check payable to the order of the Company or (E) by any combination of shares of Preferred Stock, Warrants and cash or Exchange Notes, Warrants and cash. For purposes of clause (C) above, the fair market value of the Warrants shall be determined as follows: (A) if the Common Stock is publicly traded and listed on the Nasdaq National Market or a national securities exchange, the fair market value shall be equal to the greater of (1) the difference between (a) the average closing price as quoted on the Nasdaq National Market of the Common Stock for each of the ten trading days immediately prior to the exercise date (or, if the Common Stock is listed on a national securities exchange, the average closing price as reported on such national securities exchange during such ten trading day period) and (b) the Exercise Price, and (2) zero; or (B) if the Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the value per share as determined in good faith by the Board of Directors of the Company (the "Board of Directors").

                  If Preferred Stock or Exchange Notes are surrendered in payment of the Exercise Price, the Warrant Agent shall deliver such Preferred Stock or Exchange Notes, as applicable, to the Company and the Company shall deliver such Preferred Stock to the Transfer Agent or such Exchange Notes to the Exchange Note Trustee, as applicable, for cancellation and the Transfer Agent or Exchange Note Trustee, as applicable, shall notify the Company in writing whether such Preferred Stock or Exchange Notes, as applicable, were in good form and, if such Preferred Stock or Exchange Notes, as applicable, were in good form the Company shall notify the Warrant Agent in writing that the Company has received full and proper payment of the Exercise Price.

                  Subject to the provisions of Section 10 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash, if any, as provided in Section 16 hereof; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (o) of Section 14 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Successor Guarantor (as hereinafter defined) or the Company, as applicable, shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash, if any, as provided in Section 16 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 16 hereof. The Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the current market value of any such fractional share of Common Stock less a corresponding fraction of the Exercise Price.

                  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies or surrender to the Company all shares of Preferred Stock or Exchange Notes received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 9. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent and mail to the holders of Warrants (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  SECTION 10. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants or to any Separation; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 11. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 12. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  The Company or the transfer agent for the Common Stock (the "Common Stock Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Common Stock Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Common Stock Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Common Stock Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 16 hereof. The Company will furnish such Common Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 17 hereof.

                  Before taking any action which would cause an adjustment pursuant to Section 14 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 13. Obtaining Stock Exchange Listings. The Company shall also from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

                  SECTION 14. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 14. For purposes of this Section 14, "Common Stock" means the Common Stock and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                  (a)      Adjustment for Change in Capital Stock.

                  If the Company:

                           (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                           (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                           (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                           (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                           (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 14.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b)      Adjustment for Rights Issue.

                  If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price per share (or with an initial conversion, exchange or exercise price) less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                                                   O + N x P
                                                       -----
                                   E'  =   E   x         M
                                                   ------------
                                                   O  +  N
 where:
         E' = the adjusted Exercise Price.

         E = the current Exercise Price.

         O = the number of shares of Common Stock outstanding on the record date.

         N = the number of additional shares of Common Stock offered.

         P = the offering price per share of the additional shares.

         M = the current market price per share of Common Stock on the record date.

                  The adjustment pursuant to this subsection (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (c)      Adjustment for Other Distributions.

                  If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:


                                       E' = E x M - F
                                                -----
                                                  M
where:

         E' =     the adjusted Exercise Price.

         E  =     the current Exercise Price.

         M  =     the current market price per share of Common Stock on the
                  record date mentioned below.

         F  =     the fair market value on the record date of the assets,
                  securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

                  The adjustment pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  Notwithstanding the foregoing, if "F" in the above formula equals or exceeds "M" in the above formula, then "M" in the above formula shall be equal to the fair market value per share of the Common Stock on the record date as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent.

                  This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 14.

                  (d)      Adjustment for Common Stock Issue.

                  If the Company issues shares of Common Stock for a consideration per share less than the current market price per share of Common Stock on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:

                                                          P
                                                          --
                                        E' = E x  O   +   M
                                                 -----------
                                                      A

where:

         E' =     the adjusted Exercise Price.

         E  =     the then current Exercise Price.

         O  =     the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

         P  =     the aggregate consideration received for the issuance of such additional shares.

         M  =     the current market price per share of Common Stock on the
                  date of issuance of such additional shares.

         A  =     the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

                  The adjustment pursuant to subsection (d) shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                           (1) any of the transactions described in subsections
         (a), (b) and (c) of this Section 14;

                           (2) the exercise of Warrants or other warrants outstanding on the date of this Agreement, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

                           (3) Common Stock issued to the Company's employees, officers or directors (other than to Marshall W. Pagon (the "Principal") or (x) any immediate family member of the Principal or (y) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by the Principal and/or such other persons referred to in the immediately preceding clause (x)) under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d);

                           (4) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock;

                           (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

                           (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

                           (7) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. to Persons that are not Affiliates (as defined in the Certificate of Designation) of the Company (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent, shall exceed 20% of the then current market price); or

                           (8) Common Stock issued to Affiliates of the Company simultaneous with, and resulting in at least the same net proceeds per share of Common Stock to the Company as, an issuance referred to in paragraphs (6) or (7) of this Section 14(d).

                  (e)      Adjustment for Convertible Securities Issue.

                  If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a)(4), (a)(5), (b) and (c) of this Section 14) for a consideration, per share of Common Stock initially deliverable upon conversion or exchange of such securities, less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with the following formula:

                                                          P
                                                          --
                                        E' = E x  O   +   M
                                                 -----------
                                                    O + D
where:

         E' =     the adjusted Exercise Price.

         E  =     the then current Exercise Price.

         O  =     the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

         P = the aggregate consideration received for the issuance of such securities.

         M = the current market price per share on the date of issuance of such securities.

         D = the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

                  The adjustment pursuant to this subsection (e) shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                  This subsection (e) does not apply to:

                           (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

                           (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting;

                           (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent, shall exceed 20% of the then current market price);

                           (4) convertible securities issued to Affiliates of the Company simultaneous with, and resulting in at least the same net proceeds per share of Common Stock to the Company as, an issuance referred to in paragraphs (2) or (3) of this Section 14(e); or

                           (5) stock options issued to the Company's employees, officers or directors (other than to the Principal or (x) any immediate family member of the Principal or (y) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by the Principal and/or such other persons referred to in the immediately preceding clause (x)) under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such stock options would otherwise be covered by this subsection (e).

                  (f)      Adjustment for Certain Cash Dividends.

                  If the Company distributes to all holders of its Common Stock cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the record date for such distribution and in respect of which no Exercise Price adjustment pursuant to subsection (c) or this subsection (f) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors and described in a Board resolution) as of such record date of consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for all or any portion of Common Stock consummated within the 12 months preceding such record date and in respect of which no Exercise Price adjustment pursuant to subsection (g) of this Section has been made previously, exceeds 7.50% of the product of the current market price on such record date times the number of shares of Common Stock outstanding on such date, the Exercise Price shall be adjusted in accordance with the following formula:


                                      E' = E x M - C
                                               -----
                                                 M

where:

         E' = the adjusted Exercise Price.

         E  = the then current Exercise Price.

         M = the current market price per share of Common Stock on the record date.

         C = the amount of cash to be distributed applicable to one share of Common Stock.

                  Notwithstanding the foregoing, if "C" in the above formula equals or exceeds "M" in the above formula, then "M" in the above formula shall be equal to the fair market value per share of the Common Stock on the record date as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent.

                  This subsection (f) does not apply to any cash that is distributed as part of a distribution referred to in subsection (c) of this Section or in connection with a transaction to which subsections (d) or (o) of this Section applies.

                  (g)      Adjustment for Tender Offer.

                  If the Company or any subsidiary of the Company consummates a tender offer for all or any portion of Common Stock and purchases shares pursuant to such tender offer for an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors and described in a Board resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors and described in a Board resolution) of the consideration paid in respect of any other tender offer by the Company or a subsidiary of the Company for all or any portion of Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no Exercise Price adjustment pursuant to this subsection (g) has been made previously and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no Exercise Price adjustment pursuant to Subsection (c) of this Section has been made previously, exceeds 7.50% of the product of the current market price immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Exercise Price shall be adjusted in accordance with the following formula:

                           E'  =  E x   (M x O) - F
                                        -----------
                                        M x (O - N)

where:

        E' = the adjusted Exercise Price.

        E  = the then current Exercise Price.

        M = the current market price per share of Common Stock immediately prior to the Expiration Time.

        O = the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time.

        F = the fair market value of the aggregate consideration paid for all shares of Common Stock purchased pursuant to the tender offer.

        N = the number of shares of Common Stock accepted for payment in such tender offer.

                  If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (g) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (g) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

                  Notwithstanding the foregoing, if "F" in the above formula equals or exceeds "(M x O)" in the above formula, then "M" in the above formula shall be equal to the fair market value per share of the Common Stock immediately prior to the Expiration Time as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent.

                  The Company shall not and shall cause its subsidiaries not to allow the number of shares of Common Stock accepted for payment pursuant to any such tender offer to equal the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time.

                  In no event shall any adjustment made pursuant to this subsection (g) be made which would increase the Exercise Price.

                  (h)      Current Market Price.

                  In subsections (b), (c), (d), (e), (f) and (g) of this Section 14 and in Section 16 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if not so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on such basis as it in good faith considers appropriate.

                  (i)      Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d), (e), (f) and (g) of this Section 14, the following shall apply:

                           (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

                           (3) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  (j)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section 14 shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

                  (k)      When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 14 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock pursuant to any of the Company's plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Notwithstanding any other provision of this Section 14, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Exercise Price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

                  (l)      Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 17 hereof.

                  (m)      Voluntary Reduction.

                  The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                  Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price pursuant to this Section 14(m), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a),
(b), (c), (d), (e), (f) or (g) of this Section 14.

                  (n)      Notice of Certain Transactions.

                  If:

                           (1) The Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b),
         (c), (d), (e), (f) or (g) of this Section 14 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (k) of this Section 14;

                           (2) The Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (o) of this
         Section 14; or

                           (3) there is a liquidation or dissolution of the
Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                  (o)      Reorganization of the Company.

                           (1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the record date (or, if none, the effective date) of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made (any such person, the "Successor Guarantor"), shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 14. The Successor Guarantor shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                           (2) Notwithstanding paragraph (1) of this Section 14(o), in the case of any merger, reverse stock split, or other transaction in which the publicly held Common Stock shall be converted into the right to receive a consideration consisting solely of cash,
         (A) this Warrant Agreement and each Warrant shall terminate and (B) each holder of a Warrant, without having to take any action other than the surrendering of such Warrant to the Company, shall receive an amount equal to the amount (if any) by which the price per share payable to, or which would be received by, any public holder of Common Stock in connection with such transaction exceeds the Exercise Price effective at that time.

                           (3) If this subsection (o) applies, subsections (a),
         (b), (c), (d), (e), (f) and (g) of this Section 14 do not apply.

                  (p)      The Company Determination Final.

                  Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g), (h), (i) or (k) of this Section 14 is conclusive.

                  (q)      Warrant Agent's Disclaimer.

                  The Warrant Agent has no duty to determine when an adjustment under this Section 14 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (o) of this Section 14 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 14.

                  (r)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 14 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 16 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (s)      Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 14, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest thousandth) obtained from the following formula:

                                                     N'= N x  E
                                                              --
                                                              E'

where:

         N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

         N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

         E' = the adjusted Exercise Price.

         E  = the Exercise Price prior to adjustment.

                  (t)      Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 15. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 14 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section 14, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 14, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

                  (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 14(o) shall not be prohibited by or require any adjustment under this Section 15.

                  SECTION 16. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

                  SECTION 17. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 14 hereof, the Company shall within 15 days thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 17.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 14 hereof); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) a Change of Control (as defined in the Certificate of Designation) occurs; or

                  (f) the Company proposes to take any action (other than actions of the character described in Section 14(a)) which would require an adjustment of the Exercise Price pursuant to Section 14;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 15 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 17 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                  SECTION 18. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 19. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                           (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                           (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                           (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                           (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares of Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this

         Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

                           (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

                           (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                           (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                           (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                           (j) In the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Warrant Agreement. However, the Warrant Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

                           (k) The Warrant Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person.

                  SECTION 20.  Registration Rights.

                  (a) The Company shall prepare and cause to be filed with the SEC pursuant to Rule 415 under the Securities Act (the "Shelf Registration") a shelf registration statement on the appropriate form (the "Registration Statement") relating to the offer and sale by the Company of the Warrant Shares to the holders of Warrants upon exercise of the Warrants and resales of the Warrant Shares by the holders thereof.

                  (b) The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC on or prior to the date of commencement of the Offering (as defined in the Underwriting Agreement).

                  (c) The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants until 30 days after the Expiration Date or such shorter period that will terminate when all the Warrants have been exercised; provided that, except as provided below with respect to any Black Out Period (as defined below), the Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in its not being able to offer and sell the Warrant Shares upon exercise of the Warrants during that period, unless such action is required by applicable law. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference, for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 60 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided that no Black Out Period may be in effect during the six months prior to the Expiration Date.

                  (d) The Company shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Company shall give prompt written notice to the holders of the Warrants and the Warrant Agent of (1) the effectiveness of the Registration Statement or any post-effective amendment thereto, (2) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,
(3) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (4) the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading and (5) the commencement and termination of any Black Out Period.

                  (f) The Company shall use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

                  (g) Upon the occurrence of any event contemplated by Section 20(e)(4) or (5) of this Agreement (subject to the last sentence of Section 20(c) of this Agreement) the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to holders of the Warrants, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

                  (h) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Warrant Shares and provide the Warrant Agent with printed certificates for the Warrant Shares.

                  (i) The Company will comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Shelf Registration.

                  (j) The Company shall register or qualify or cooperate with the holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

                  (k) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 20.

                  (l) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 20 will be inadequate and that, in addition to any other remedies that the holder may have, the holders shall be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section 20. The election of any one or more remedies by the holders hereunder shall not constitute a waiver of the right to pursue other available remedies.

                  SECTION 21. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrants, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

                  The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

                  SECTION 22. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Pegasus Communications Corporation
                           c/o Pegasus Communications Management Company Suite 454, 5 Radnor Corporate Center,
                           100 Matsonford Road,
                           Radnor, Pennsylvania  19087
                           Attention:  Marshall W. Pagon

                  with a copy to:

                            Drinker Biddle & Reath
                            1345 Chestnut Street, Suite 1100
                            Philadelphia, Pennsylvania 19107
                            Attention:  Michael B. Jordan, Esq.

                  Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

                            First Union National Bank
                            123 S. Broad Street, 12th floor
                            Philadelphia, PA  19109
                            Attention:  Alan Finn

                  Notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

                  SECTION 23. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the consent of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders of the Warrants shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 14, 15 or 16 hereof).

                  SECTION 24. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder, including, without limitation, any Successor Guarantor under Section 14(o) of this Agreement.

                  SECTION 25. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on ___________, 2007. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised.

                  SECTION 26. Governing Law; Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Agreement.

                  SECTION 27. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 29. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.




                                     PEGASUS COMMUNICATIONS CORPORATION


                                     By: _______________________________
                                         Name:
                                         Title:









FIRST UNION NATIONAL BANK

By: ______________________________________
    Authorized Signatory

                                                                       EXHIBIT A

                       Form of Initial Warrant Certificate

                                     [Face]

         EXERCISABLE ON OR AFTER THE SEPARATION DATE (AS DEFINED HEREIN). THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE COMPANY'S ___ % SERIES A CUMULATIVE EXCHANGEABLE PREFERRED STOCK (THE "PREFERRED STOCK") ORIGINALLY SOLD AS A UNIT WITH SUCH WARRANTS UNTIL THE EARLIER TO OCCUR OF (I) APRIL 3, 1997 AND (II) IN THE EVENT A CHANGE OF CONTROL (AS DEFINED IN THE CERTIFICATE OF DESIGNATION RELATING TO THE PREFERRED STOCK) OCCURS, THE DATE THE COMPANY MAILS NOTICE THEREOF (THE EARLIER OF SUCH DATES BEING HEREIN REFERRED TO AS THE "SEPARATION DATE").

         THE CLASS A COMMON STOCK, PAR VALUE $0.01, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (ii) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. _______                                                  _________ Warrants
                               Warrant Certificate

                       Pegasus Communications Corporation

                  This Warrant Certificate certifies that ______, or its registered assigns, is the registered holder of Warrants expiring _________, 2007 (the "Warrants"), to purchase shares of the Class A Common Stock, par value $.01 (the "Common Stock"), of Pegasus Communications Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Separation Date referred to below until 5:00 p.m. New York, New York time on ________, 2007, to receive from the Company 1.936 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $_______ per share (A) by tendering shares of Preferred Stock having an aggregate Liquidation Preference (as defined in the Certificate of Designation), plus, without duplication, accumulated and unpaid dividends, if any, at the time of tender equal to the Exercise Price, (B) by tendering Exchange Notes having an aggregate principal amount, plus accrued and unpaid dividends, if any, at the time of tender equal to the Exercise Price, (C) by tendering Warrants having a fair market value equal to the Exercise Price, (D) in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price or (E) by any combination of shares of Preferred Stock, Warrants and cash or Exchange Notes, Warrants and cash, equal to the exercise price, and upon surrender of this Warrant Certificate and such payment of the Exercise Price at the office or agency of the Warrant Agent (as hereinafter defined), but only subject to the conditions set forth herein and in the Warrant Agreement referred to below. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the warrant agreement (the "Warrant Agreement"), dated as of January ___, 1997, between the Company and First Union National Bank, as warrant agent (the "Warrant Agent"). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

                  No Warrant may be exercised before the Separation Date. No Warrant may be exercised after 5:00 p.m., New York, New York Time on _________, 2007 and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

                  IN WITNESS WHEREOF, Pegasus Communications Corporation has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: _____________, 1997

                                      Pegasus Communications Corporation



                                      By:
                                         -------------------------------------
                                         Marshall W. Pagon
                                             President




                                      By:
                                         -------------------------------------
                                         Howard E. Verlin
                                            Secretary

                                                          (seal)


Countersigned:

First Union National Bank,
as Warrant Agent



By:
   ------------------------
   Authorized Signatory

                           Form of Warrant Certificate

                                    [Reverse]

                  [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring ______________, 2007 entitling the holder upon exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to the Warrant Agreement duly executed and delivered by the Company to the Warrant Agent, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  Warrants may be exercised at any time from 9:00 a.m. on or after the earlier to occur of (i) April 3, 1997 and (ii) in the event a Change of Control (as defined in the Certificate of Designation) occurs, the date the Company mails notice thereof to holders of the Preferred Stock or the Exchange Notes, as applicable (such earlier date referred to herein as the "Separation Date") and until 5:00 p.m., New York, New York time on ______________, 2007. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price (A) by tendering shares of Preferred Stock having an aggregate Liquidation Preference (as defined in the Certificate of Designation), plus, without duplication, accumulated and unpaid dividends, if any, at the time of tender equal to the Exercise Price, (B) by tendering Exchange Notes having an aggregate principal amount, plus accrued and unpaid interest, if any, at the time of tender equal to the Exercise Price, (C) by tendering Warrants having a fair market value equal to the Exercise Price, (D) in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price or (E) by any combination of shares of Preferred Stock, Warrants and cash or Exchange Notes, Warrants and cash, equal to the Exercise Price, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

----------------------
1. This paragraph is to be included only if the Warrant is in global form.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants, as set forth in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith (check item) tenders payment for such shares to the order of Pegasus Communications Corporation in the amount of $_______ (the "Purchase Price") in accordance with the terms hereof.

         [] Shares of Preferred Stock having an aggregate Liquidation Preference, plus, without duplication, accumulated and unpaid dividends, equal to the Purchase Price.

         [] Exchange Notes having an aggregate principal amount, plus accrued and unpaid interest, equal to the Purchase Price.

         [] Warrants having a fair market value (as defined in the Warrant Agreement) equal to the Purchase Price.

         [] Cash or certified or official bank check payable to the order of the Company in an amount equal to the Purchase Price.

         [] (A) Shares of Preferred Stock, plus, without duplication, accumulated and unpaid dividends, (B) Warrants and (C) cash, in an aggregate amount equal to the Purchase Price.

          [] (A) Exchange Notes, plus accumulated and unpaid interest, (B) Warrants and (C) cash, in an aggregate amount equal to the Purchase Price.

                  The undersigned requests that a certificate for such shares be registered in the name of , whose address is _________________________________ ______________________________________ and that such shares be delivered to ___
whose address is ________________________________.

                  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________, whose address is __________________, and that such Warrant Certificate be delivered to ________________, whose address is
_____________________.



Date:  ____________________

                                 Your Signature:______________________________
                                 (Sign exactly as your name appears on the face
                                  of this Warrant)



Signature Guarantee:

                    SCHEDULE OF EXCHANGES OF GLOBAL WARRANTS(2)



The following exchanges of a part of this Global Warrant for definitive Warrants have been made:


                                                                              Number of Warrants
                          Amount of decrease        Amount of increase in     in this Global
                          in Number of              Number of Warrants        Warrant following         Signature of
                          Warrants in this          in this Global            such decrease or          authorized officer of
Date of Exchange          Global Warrant            Warrant                   increase                  Warrant Agent
--------------------------------------------------------------------------------------------------------------------------------















--------
2. This is to be included only if the Warrant is in global form.